INDEMNITY AGREEMENT

This Agreement is made as of the 1st day of January, 2019 by and between Old Republic International Corporation, a Delaware corporation (herein called “Company”), and ____________ (“Indemnitee”), a director of the Company and, from time to time, certain of the subsidiaries of the Company.

RECITALS

A.    The Company and the Indemnitee recognize that the vagaries of public policy and the interpretation of ambiguous statutes, regulations, court opinions and the Company’s Restated Certificate of Incorporation and Restated By-laws are too uncertain to provide the Company’s officers and directors with adequate or reliable advance knowledge or guidance with respect to the legal risks and potential liabilities to which they may become personally exposed as a result of performing their duties in good faith for the Company;

B.    The Company and the Indemnitee are aware of lawsuits filed against corporate officers and directors in connection with their activities in such capacities and by reason of their status as such;

C.    The Company and the Indemnitee recognize that the cost of defending against such lawsuits, whether or not meritorious, is typically beyond the financial resources of most officers and directors of the Company;

D.    The Company and the Indemnitee recognize that the legal risks and potential liabilities, and the very threat thereof, associated with lawsuits filed against the officers and directors of the Company, and the resultant substantial time, expense, harassment, ridicule, abuse and anxiety spent and endured in defending against such lawsuits bear no reasonable relationship to the amount of compensation received by the Company’s officers and directors, and thus, pose a significant deterrent and increase reluctance on the part of experienced and capable individuals to serve as an officer or director of the Company;

E.    The Company has investigated the availability and sufficiency of liability insurance to provide its officers and directors with adequate protection against the foregoing legal risks and potential liabilities, has concluded that such insurance provides both inadequate and unacceptable protection to its officers and directors, and, thus, it would be in the best interests of the Company and its shareholders to contract with its officers and directors, including the Indemnitee, to indemnify them to the fullest extent permitted by law against personal liability for actions taken on good faith performance of their duties to the Company;

F.    Section 145 of the General Corporation Law of the State of Delaware (“Section 145”), which sets forth certain provisions relating to the mandatory and permissive indemnification of officers and directors (among others) of a Delaware corporation by such corporation, specifically empowers the Company to indemnify by agreement its directors, officers, employees and agents, and persons who serve, at the request of the Company, as directors, officers, employees or agents of the Company or other corporations or enterprises, and expressly provides that indemnification provided by such agreement shall not be exclusive of other rights to which those indemnified thereunder may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, and, thus, does not by itself limit the extent to which the Company may indemnify persons serving as its officers and directors (among others);

Form 1/19

G.    In order to induce and encourage highly experienced and capable persons such as the Indemnitee to serve as an officer or director of the Company; and to otherwise promote the desirable end that such persons will resist what they consider unjustifiable lawsuits and claims made against them in connection with the good faith performance of their duties to the Company, secure in the knowledge that certain expenses, costs and liabilities incurred by them in their defense of such litigation will be borne by the Company and that they will receive the maximum protection against such risks and liabilities as may be afforded by law, the Board of Directors of the Company has determined, after due consideration and investigation of the terms and provisions of this Agreement and the various other options available to the Company and the Indemnitee in lieu thereof, that the following Agreement is not only reasonable and prudent but necessary to promote and ensure the best interests of the Company and its shareholders;

H.    The Company desires to have the Indemnitee continue to serve as an officer or director of the Company, as the case may be, and, from time to time, certain subsidiaries of the Company, free from undue concern for unpredictable, inappropriate or unreasonable legal risks and personal liabilities by reason of his/her acting in good faith in the performance of his/her duty to the Company and, as applicable, subsidiaries of the Company; and the Indemnitee desires to continue to serve as an officer or director of the Company; provided, and on the express condition, that he/she is furnished with the indemnity set forth hereinafter.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth below and based on the premises set forth above, including the Indemnitee’s engagement as a director and/or officer of the Company, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Indemnitee do hereby agree as follows:

1.    Agreement to Serve. Indemnitee agrees to continue to serve as director and/or officer of the Company and, from time to time, certain subsidiaries of the Company, at the will of the Company or under separate contract, as the case may be, for so long as he/she is duly elected or appointed or until such time as he/she tenders his/her resignation in writing or he/she is removed from such position. Nothing herein shall create any right to continued employment or appointment.

2.    Definitions. As used in the Agreement:

(a)    The term “Proceeding” shall include any threatened, pending, completed or appealed action, suit or proceeding, whether brought in the name of the Company or otherwise and whether of civil, criminal or administrative or investigative nature, including, but not limited to, actions, suits, or proceedings brought under and/or predicated upon the Securities Exchange Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, and/or their respective state counterparts and/or any rule or regulation promulgated thereunder, in which Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that Indemnitee is or was a director and/or officer or by reason of the fact that he/she is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not he/she is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

(b)    The term “Expenses” includes, without limitation thereto, any direct or indirect expenses of investigations, judicial or administrative proceedings or appeals (including any bond or other security), amounts paid in settlement by or on behalf of Indemnitee, attorneys’ fees and disbursements and any expenses of establishing a right to indemnification under Paragraph 7 of this Agreement, Section 145 or otherwise, but shall not include the amount of judgments, fines or penalties actually levied against Indemnitee or amounts paid in settlement of a Proceeding.
(c)    References to one or more “subsidiaries of the Company” shall include any direct or indirect subsidiary of the Company and any joint venture or entity in which the Company or any of its affiliates have made a direct or indirect equity investment; references to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acts in good faith and in a manner he/she reasonably believes to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.
(d)    References to “Independent Counsel” mean a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
3.    Indemnity in Third-Party Proceedings. The Company shall indemnify Indemnitee for the acts or omissions in accordance with the provisions of this section if Indemnitee was or is a party to or threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by or in the name of the Company to procure a judgment in its favor), by reason of the fact that Indemnitee is or was a director and/or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including any subsidiary of the Company, against all Expenses, judgments, fines and penalties, actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such Proceeding, provided it is determined pursuant to Paragraph 7 of this Agreement or by the court before which such action was brought, that Indemnitee acted in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the Company and, in the case of criminal proceeding had no reasonable cause to believe that his/her conduct was unlawful. The termination of any such Proceeding by judgment, order of court, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner he/she reasonably believed to be in the best interests of the Company, and with respect to any criminal proceeding, that such person had reasonable cause to believe that his/her conduct was unlawful.
4.    Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee for acts or omissions in accordance with the provisions of this section if Indemnitee was or is a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee was or is a director and/or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including any subsidiary of the Company, against all Expenses actually and reasonably incurred by

Indemnitee in connection with the investigation defense or settlement of such Proceeding, but only if he/she acted in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification for Expenses shall be made under this Paragraph 4 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company, unless and only to the extent that any court in which such Proceeding is brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification of such Expenses as such court shall deem proper.
5.    Indemnification of Expenses of Successful Party. Notwithstanding any other provisions of this Agreement to the extent that Indemnitee has been successful on the merits or otherwise, in defense of any Proceeding or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.
6.    Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s corporate status, a witness in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.
7.    Advances of Expenses. The Expenses incurred by Indemnitee pursuant to Paragraphs 3, 4 and 6 in any Proceeding shall be paid by the Company in advance at the written request of the Indemnitee, if Indemnitee shall undertake to repay such amount to the extent that it is ultimately determined that Indemnitee is not entitled to indemnification.
8.    Right of Indemnitee to Indemnification Upon Application; Procedure Upon Application.
(a)    Any indemnification or advance under Paragraphs 3, 4, 6 and/or 7 hereof shall be made no later than forty-five (45) days after receipt of the written request of Indemnitee, unless a determination is made within said 45-day period by (a) the Board of Directors of the Company by a majority vote of a quorum thereof consisting of directors who were not parties to such Proceedings, or (b) Independent Counsel in a written opinion (which counsel shall be appointed if such a quorum is not obtainable), that the Indemnitee has not met the relevant standards for indemnification set forth in Paragraphs 3 and 4.
(b)    The Independent Counsel shall be selected by the Board of Directors of the Company. Indemnitee may, within 10 days after such written notice of selection shall have been given to Indemnitee, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel is not disinterested and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or the Delaware Court determines that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 8(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Delaware Court for resolution of any objection which shall have been made by Indemnitee to the Company’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 8(a) hereof. The Company shall pay reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 8(a) hereof, and the Company shall pay the reasonable fees and expenses incident to the procedures of this Section 8(b), regardless of the manner in which such Independent Counsel was selected or appointed
(c)    The right to indemnification or advances as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction. The burden of proving that indemnification or advances are not appropriate shall be on the Company. Neither the failure of the Company (including its Board of Directors or Independent Counsel) to have made a determination prior to the commencement of such action that indemnification or advances are proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including its Board of Directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create the presumption that Indemnitee has not met the applicable standard of conduct. Indemnitee’s Expenses incurred in connection with successfully establishing his/her right to indemnification or advances, in whole or in part, in any such Proceeding shall also be indemnified by the Company.
9.    Indemnification Hereunder Not Exclusive. The indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Restated Certificate of Incorporation, the Restated By-laws, any agreement, any vote of shareholders or disinterested directors, the General Corporation Law of the State of Delaware, or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding such office. The indemnification under this Agreement shall continue as to Indemnitee even though he/she may have ceased to be a director or officer and shall inure to the benefit of the heirs and personal representatives of Indemnitee.
10.    Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgment, fines or penalties actually and reasonably incurred by him/her in the investigation, defense, appeal or settlement of any Proceeding but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines or penalties to which Indemnitee is entitled.

11.    Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee will be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director and/or officer of the Company.

12.    Subrogation. In the event of payment under this Agreement, the Company will be subrogated to the extent of such payment to all of the related rights of recovery of Indemnitee against other persons or entities (other than Indemnitee’s successors). The Indemnitee will execute all papers reasonably required to evidence such rights of recovery (all of Indemnitee’s reasonable Expenses, including attorneys’ fees and charges, related thereto to be reimbursed by or, at the option of Indemnitee, advanced by the Company).

13.    No Duplication of Payments. The Company will not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (net of Expenses incurred in connection therewith) under any insurance policy, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, of the amounts otherwise indemnifiable hereunder.

14.    Defense of Proceedings. The Company will be entitled to participate in the defense of any Proceeding or to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee, provided that in the event that (i) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict, (ii) the named parties in any such Proceeding (including any impleaded parties) include both the Company and Indemnitee and Indemnitee shall conclude that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Company, or (iii) any such representation by the Company would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee will be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Proceeding) at the Company’s expense. The Company will not, without the prior written consent of the Indemnitee, effect any settlement of any Proceeding in which the Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes an unconditional release of the Indemnitee from all liability on any claims that are the subject matter of such Proceeding.

15.    Protection of Confidential Information. Indemnitee acknowledges and agrees that the continued success of the Company depends upon the use and protection of a large body of confidential and proprietary information. All of such confidential and proprietary information now existing or to be developed in the future will be referred to in this Agreement as “Confidential Information.” Confidential Information will be interpreted as broadly as possible to include all information of any sort (whether merely remembered or embodied in a tangible or intangible form) that is (i) related to the Company’s current or potential business and (ii) is not generally or publicly known. Confidential Information includes, without limitation, the information, trade secrets, observations and data obtained by Indemnitee during the course of his/her service as a director and/or officer of the Company concerning the business and affairs of the Company and its subsidiaries and includes third party confidential information. Therefore, Indemnitee agrees that he/she shall not, at any time during or after his/her service as a director and/or officer of the Company or any subsidiary of the Company, disclose to any unauthorized person or use for his/her own account any of such Confidential Information without the prior written consent of the Company, unless and to the extent that any Confidential Information (i) becomes generally known to and available for use by the public other than as a result of Indemnitee’s acts or omissions or (ii) is required to be disclosed pursuant to any applicable law or court order, provided that with respect to clause (ii), Indemnitee shall at the earliest practicable date provide a copy of the subpoena or court order to the Company’s general counsel. Indemnitee agrees to deliver to the Company at the end of his/her service as a director and/or officer of the Company, or at any other time upon request, all tools, supplies and Confidential Information, along with all copies thereof.

16.    Non-Competition. In consideration of the Indemnitee’s nomination and election as a director and/or officer by the Company, Indemnitee agrees that, while acting as a director and/ or officer of the Company, he/she shall not provide services as a director or otherwise for any competitor of the Company, or engage, whether as a principal, partner or otherwise, in any business which is in direct or indirect competition with the business of the Company; provided, however, that nothing in this clause shall preclude Indemnitee from owning, directly or indirectly, solely as a passive investment, any shares or securities of any company, any part of which is listed or dealt in on any stock exchange or recognized securities market anywhere, and as long as such holdings or interests comport with the Company’s policy regarding conflicts of interest. Indemnitee shall notify the Company in writing of his/her interest in such shares or securities in a timely manner and with such details and particulars as the Company may reasonably require.

17.    Additional Acknowledgments. Indemnitee acknowledges and agrees that he/she has carefully read this Agreement and has given careful consideration to the restraints imposed upon Indemnitee by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of the Company. Indemnitee expressly acknowledges and agrees that any restraint imposed by this Agreement is fair, reasonable and necessary in order to protect the future operations and profitability of the Company, and that adequate consideration has been received by Indemnitee for such obligations.
18.    Miscellaneous.

(a)    Savings Clause. If this Agreement or any portion thereof is invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee as to Expenses, judgment, fines and penalties with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law.

(b)    Notices. Indemnitee shall, as a condition precedent to his/her right to be indemnified under this Agreement, give to the Company notice in writing as soon as practicable of any claim made against him/her for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Company for which the Indemnitee was alleged to have been acting as a director or officer at the time of the act or omission about which complaint has been made. Such notice shall be directed to such Company at 307 North Michigan Avenue, Chicago, Illinois 60601, Attention: President (or such other address as the Company shall have previously designated in writing to the Indemnitee).

(c)    No Guarantee. This Agreement shall not be construed and is not intended by either Indemnitee or the Company to be a guarantee, commitment or understanding of Indemnitee’s continued service as a director and/or officer of the Company for any period of time.

(d)    Remedies. Because Indemnitee’s services are unique and because Indemnitee has access to Confidential Information, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement, the Company, in addition to other rights and remedies existing in its favor, shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

(e)    Survival. With the exception of Paragraph 15, Indemnitee’s obligations under this Agreement shall survive termination of Indemnitee’s service as a director and/or officer of the Company and shall thereafter be enforceable whether or not such termination is later claimed or found to be wrongful or to constitute or result in a breach of any contract or of any other duty owed or claimed to be owed by the Company to Indemnitee.

(f)    Entire Agreement. This Agreement supersedes all prior agreements between the Company and Indemnitee related to the subject matter hereto, and cannot be modified except in writing signed by the parties hereto.

(g)    Governing Law. This Agreement shall be governed by the laws of the State of Delaware (without reference to conflict of laws provisions).

(h)    Representations. Indemnitee represents that there is no agreement with any other party that would conflict with his obligations under this Agreement, and represents and warrants that he/she (i) has read and understands each and every provision of this Agreement, (ii) has had the opportunity to obtain advice from legal counsel of his/her choice in order to interpret any and all provisions of this Agreement and (iii) has had the opportunity to ask the Company questions about this Agreement and any of such questions he/she has asked have been answered to his satisfaction.

(i)    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

(j)    Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

OLD REPUBLIC INTERNATIONAL CORPORATION

By:

[Indemnitee]